Exhibit 5.1

[VENABLE LLP LETTERHEAD]

March 30, 2007

Essex Property Trust, Inc.
925 East Meadow Drive
Palo Alto, California 94303

Re: Registration Statement on Form S-3

Ladies and Gentlemen:
We have served as Maryland counsel to Essex Property Trust, Inc., a Maryland corporation (the “Company”) and the sole general partner of Essex Portfolio, L.P., a California limited partnership (the “Partnership”), in connection with certain matters of Maryland law relating to the registration by the Company of an unspecified number of: (a) shares (the “Common Shares”) of common stock of the Company, $0.0001 par value per share (“Common Stock”); (b) shares (the “Preferred Shares”) of preferred stock of the Company, $0.0001 par value per share (“Preferred Stock”); (c) depositary shares representing fractional interests in shares of Preferred Stock (the “Depositary Shares”); (d) guarantees by the Company (the “Guarantees”) of debt securities issued by the Partnership (the “Debt Securities”), which may be issued in one or more series; (e) warrants or other rights to purchase Common Stock (the “Warrants”); (f) contracts to purchase or sell shares of Common Stock, Preferred Stock or Depositary Shares or other property or securities (the “Stock Purchase Contracts”); and (g) units comprised of one or more Common Shares, Preferred Shares, Depositary Shares, Guarantees, Warrants or Stock Purchase Contracts, in any combination (the “Units,” and together with the Common Shares, Preferred Shares, Depositary Shares, Guarantees, Warrants and Stock Purchase Contracts, the “Company Securities”), covered by the above-referenced Registration Statement, and any amendments thereto (collectively, the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

Essex Property Trust, Inc.
March 30, 2007

1. The Registration Statement and the related form of prospectus included therein (the “Prospectus”) in the form in which it was transmitted to the Commission under the Securities Act;

2. The charter of the Company (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3. The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

4. Resolutions adopted by the Board of Directors of the Company (the “Board”), relating to, among other items, the approval of the filing of the Registration Statement, certified as of the date hereof by an officer of the Company;

5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6. A certificate executed by an officer of the Company, dated as of the date hereof; and

7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:
1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and the obligations of each party set forth in the Documents are legal, valid, binding and enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.

Essex Property Trust, Inc.
March 30, 2007

All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. The issuance, and certain terms, of the Company Securities to be issued from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with and not in violation of the Maryland General Corporation Law, the Charter and the Bylaws (such approval referred to herein as the “Corporate Proceedings”).

6. Any Debt Securities or other securities issued by the Partnership that are exchangeable for or convertible into Common Shares or Preferred Shares (collectively, the “Partnership Convertible Securities”) and any Debt Securities guarantied by the Company pursuant to the Guarantees will be duly authorized and validly issued by the Partnership.

7. Upon the issuance of any Common Shares, including any Common Shares which may be issued upon conversion or exercise of any Company Securities or Partnership Convertible Securities that are convertible into or exercisable for Common Shares (collectively, the “Common Securities”), the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

8. Upon the issuance of any Preferred Shares, including (a) Preferred Shares which may be issued upon conversion or exercise of any Company Securities or Partnership Convertible Securities that are convertible into or exercisable for Preferred Stock and (b) Preferred Shares represented by Depositary Shares (collectively, the “Preferred Securities”), the total number of shares of Preferred Stock issued and outstanding and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Charter will not exceed, respectively, the total number of shares of Preferred Stock and the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Charter.

9. Articles Supplementary creating and designating the number of shares and the terms of any class or series of Preferred Securities to be issued by the Company will be filed with and accepted for record by the SDAT prior to the issuance of such Preferred Securities.

Essex Property Trust, Inc.
March 30, 2007

10. None of the Company Securities will be issued, and none of the Company Securities will be sold or transferred, in violation of the restrictions on ownership and transfer set forth in Article VII of the Charter or any comparable provision in the Articles Supplementary creating any class or series of Preferred Securities.

Based upon the foregoing and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation, duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. Upon the completion of all Corporate Proceedings relating to Common Securities, the issuance of the Common Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement and the Corporate Proceedings, the Common Securities will be validly issued, fully paid and nonassessable.

3. Upon the completion of all Corporate Proceedings relating to Preferred Securities, the issuance of the Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement and the Corporate Proceedings, the Preferred Securities will be validly issued, fully paid and nonassessable.

4. Upon the completion of all Corporate Proceedings relating to the Depositary Shares, the Depositary Shares will be duly authorized for issuance.

5. Upon the completion of all Corporate Proceedings relating to the Guarantees, the Guarantees will be duly authorized for issuance.

6. Upon the completion of all Corporate Proceedings relating to the Warrants, the Warrants will be duly authorized for issuance.

7. Upon the completion of all Corporate Proceedings relating to the Stock Purchase Contracts, the Stock Purchase Contracts will be duly authorized for issuance.

8. Upon the completion of all Corporate Proceedings relating to the Units, including all Corporate Proceedings relating to the Company Securities sold together as Units, the Units will be duly authorized for issuance.

Essex Property Trust, Inc.
March 30, 2007

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfer. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for your submission to the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein in the section entitled “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/S/ VENABLE LLP